YDI Wireless Contact:                                         Phazar Contact:
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David Renauld                                                 Kathy Kindle
(413) 665-8551                                                (940) 325-3301


FOR IMMEDIATE RELEASE
---------------------
October 30, 2003

                      YDI WIRELESS TO ACQUIRE PHAZAR CORP.

                        COMBINED Company To have BROADER
          PRODUCT OFFERINGS, CUSTOMER BASE, AND OPERATING CAPABILITIES

          FALLS CHURCH, VA, October 30, 2003 - YDI Wireless, Inc. (OTCBB:YDIW), a developer and supplier of broadband wireless solutions, today announced a definitive merger agreement to acquire Phazar Corp. (Nasdaq:ANTP). YDI currently owns approximately 21.5% of Phazar's outstanding stock.

          Under the terms of the agreement, Phazar stockholders will receive 1.2 shares of YDI common stock for each share of Phazar common stock. This exchange ratio will not be adjusted for changes in the price of either YDI common stock or Phazar common stock. Based on shares currently outstanding, YDI stockholders would own approximately 87% of the combined entity and Phazar stockholders would own approximately 13%. One member of Phazar's board of directors will join YDI's board of directors. The parties expect to complete the merger in the fourth quarter of 2003 or the first quarter of 2004, subject to approval by the stockholders of Phazar and other closing conditions.

          Phazar's core business is designing, manufacturing, and marketing a wide range of standard and custom antennas and related products such as towers, support structures, masts, and communications accessories. Phazar's customers include the United States government, both military and civil agencies, United States government prime contractors, and commercial clients. Phazar recently disposed of its aircraft refurbishing business, which will not be included in the acquisition. Phazar sold its aircraft refurbishing business because it was not profitable. Phazar recently announced receipt of a $6.2 million order to supply antennas for the High Frequency Active Auroral Research Program (HAARP) ionospheric research site near Gokona, Alaska. Phazar is based in Mineral Wells, Texas.

          This acquisition would immediately broaden YDI's product line to include Phazar's antenna product portfolio. The acquisition also would provide YDI with immediate customer diversification by the addition of the U.S. government and related prime contractors. In addition to the current sales, these relationships may provide additional opportunities for sales of YDI's current products. The addition of Phazar's Mineral Wells, Texas facilities would provide YDI with greater flexibility for the efficient operation of the combined companies including manufacturing capability, order fulfillment, and customer service and support.

          YDI Chief Executive Officer Robert Fitzgerald said: "We are extremely excited about the opportunity of working with the Phazar team. YDI has been a minority investor, as well as a customer, of Phazar, for several years, and we have been continuously impressed with the quality of Phazar's management and products. We find Phazar's synergistic products, strong government presence, and its recent significant HAARP award to provide a compelling opportunity to expand YDI's product line and reach of distribution. YDI sees the acquisition of Phazar as a very important step in our quest to be a leading manufacturer of license free wireless infrastructure equipment. We feel that it is particularly noteworthy that, even in these difficult times for the wireless equipment industry, each of the two companies reported profitable results for their most recent financial quarters."

          Gary Havener, President, Chairman of the Board, and largest stockholder of Phazar commented: "We think the two companies will complement each other well, and we look forward to being stockholders of the combined entity."

About YDI Wireless
------------------

YDI Wireless, Inc. is a world leader in providing extended range, license free wireless data equipment and is a leading designer of turnkey long distance wireless systems ranging from 19.9 kbps to 1 Gbps for applications such as wireless Internet, wireless video, wireless LANs, wireless WANs, wireless MANs and wireless virtual private networks. Additional information about YDI Wireless as well as its complete product line can be found at the company's website located at http://www.ydi.com or by contacting the company by telephone at
           ------------------
413-665-8551 or by email at IR@ydi.com.
                            ----------

About Phazar Corp.
------------------

Phazar Corp. is a holding company with Antenna Products Corporation, Tumche Corp. (fka Phazar Aerocorp, Inc.), Phazar Antenna Corp., and Thirco, Inc. as its subsidiaries. Through its primary operating subsidiaries Antenna Products Corporation and Phazar Antenna Corp., Phazar designs, manufactures, and markets a wide range of standard and custom antennas and related products such as towers, support structures, masts, and communications accessories for governmental and commercial customers. Additional information about Phazar as well as its product line can be found at the company's websites located at http://www.phazar.com and at http://www.antennaproducts.com
---------------------        ------------------------------
or by contacting the company by telephone at 940-325-3301 or by email at kindle@antennaproducts.com.
--------------------------

Safe Harbor Statement
---------------------
Statements in this press release that are not statements of historical facts, including statements regarding the contemplated acquisition of Phazar by YDI and the combined company's business outlook or expected performance or developments, are forward-looking statements that involve risks, uncertainties, and assumptions. There can be no assurance that the acquisition described in this press release or any other combination transaction between YDI and Phazar will be consummated. The actual results of YDI, Phazar, or the combined company following an acquisition may differ materially from the results anticipated in these forward-looking statements. The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to the companies' ability and desire to satisfy the conditions to closing the transaction set forth in the definitive transaction documentation (including, without limitation, the need to obtain the approval of Phazar's stockholders); the substantial time and costs each company will be expending and incurring relating to a contemplated transaction; the ability to obtain any necessary regulatory approvals and clearances, including federal and state securities registrations, qualifications, approvals, clearances, and/or exemptions, needed to consummate a transaction; the ability of the companies to integrate in a cost-effective, timely manner without material loss of employees or customers; the risk that the expected synergies and other benefits of the transaction will not be realized at all or to the extent expected; the risk that cost savings from the transaction may not be fully realized or may take longer to realize than expected; reactions, either positive or negative, of investors, competitors, customers, suppliers, employees, and others to the transaction; the time and costs required to complete the contemplated transaction and then integrate the companies; management and board interest in and distraction due to the contemplated transaction; the uncertain impact on the trading market, volume, and price of each company's stock; the downturn and ongoing uncertainty in the telecommunications industry and larger economy; the intense competition in the companies' industries and resulting impacts on their pricing, gross margins, and general financial performance; difficulties in predicting the combined company's future financial performance; and risks arising from and relating to the recent combination of Telaxis Communications and Young Design and the ability to achieve the contemplated benefits of that combination. Further information on these and other factors that could affect the actual results of YDI, Phazar, or the combined company is included in filings made by YDI and Phazar from time to time with the Securities and Exchange Commission and in the companies' other public statements.

Where You Can Find Additional Information
-----------------------------------------
YDI expects to file with the Securities and Exchange Commission a registration statement on Form S-4 relating to the contemplated acquisition of Phazar, which is expected to include a proxy statement/prospectus of YDI and Phazar. YDI and Phazar urge their stockholders to read both the registration statement and the proxy statement/prospectus carefully when they become available because those documents will contain important information about YDI, Phazar, the acquisition, the persons soliciting the proxies relating to the acquisition, their interests in the transaction, and related matters. Investors and security holders will be able to obtain free copies of these documents through the SEC's website at http://www.sec.gov and from the each of the companies' Investor Relations departments.

YDI and its executive officers and directors and Phazar and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Phazar with respect to the transactions contemplated by this press release. Information regarding YDI's officers and directors is included in YDI's definitive proxy statement, dated June 2, 2003, for its 2003 annual meeting of stockholders filed with the SEC on June 2, 2003, which is available free of charge at the SEC's website. Information regarding Phazar's officers and directors is included in Phazar's definitive proxy statement, dated August 11, 2003, for its 2003 annual meeting of stockholders filed with the SEC. These two proxy statements are available free of charge from each of the companies' Investor Relations departments.